AGREEMENT


          This Agreement effective this 26th day of June 1995, by and between XCL Ltd., formerly The Exploration Company of
Louisiana, Inc., a Delaware corporation ("XCL" or the "Company") and_______________________.

                      W I T N E S S E T H:

             WHEREAS,     _________________    on    behalf    of
___________________ (collectively referred to as the "Beneficial Owners"), owns on the effective date of this Agreement, an aggregate ________ shares of the Company's Series A, Cumulative Convertible Preferred Stock, $1.00 par value ("Series A Preferred Stock"); and

           WHEREAS, by action of the Board of Directors taken on Unanimous Written Consent dated November 11, 1994, the Company declared a semiannual cash dividend of 2.25 pounds sterling (UK) per share on the Series A Preferred Stock to shareholders of record on December 9, 1994; and

           WHEREAS, by action of the Board of Directors at a meeting held on June 14, 1995, the Company declared a semiannual cash dividend of 2.25 pounds sterling (UK) per share on the Series A Preferred Stock to shareholders of record on June 30, 1995; and

           WHEREAS, as of the date hereof the December 1994 dividend has not been paid and as a result thereof, there has accrued interest (computed at the rate of 9.25%) totaling $___________ on $__________ that being the aggregate dividend owed to the Beneficial Owners computed from the dividend payment date to the date hereof and the Company is desirous of satisfying its obligation to the Beneficial Owners; and

           WHEREAS, the Company is desirous of satisfying its obligation to the Beneficial Owners of $__________ that being the aggregate dividend to be due the Beneficial Owners on June 30, 1995, the Dividend Payment Date; and

           WHEREAS, the Beneficial Owners have agreed to acquire shares of XCL common stock, $.01 par value ("Common Stock") paying for such shares with cash receivable by them representing the cash dividends declared by the Company, all in accordance with the terms set forth hereinafter; and

           WHEREAS, the Company has determined that it is in its best interest to conserve its cash position in order to fund, among other things, its expanding operations in China.

          NOW, THEREFORE, in consideration of mutual premises and
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which is hereby acknowledged, the parties agree as follows:

           1. The Company shall cause to be listed for issuance with the American Stock Exchange an aggregate of _______________ shares of Common Stock in payment of the Series A Preferred Stock Dividend hereby purchased by the Beneficial Owners.

           2a.           The parties hereto agree that the number
of  shares  of Common Stock payable with respect to the  December
1994 Stock Dividend is to be determined by the following formula:

                    PS x 2.25 pounds sterling = CD (pounds sterling) Gross CD (pounds sterling) x $1.58 = $CD
                    Gross $CD/$.50 = CS

                    PS  = Number of shares of Series A Preferred
                          Stock held
                    Sterling symbol = British Pounds Sterling
                    2.25 pounds sterling (UK) = Declared dividend rate $ = U.S. Dollars
                    CD = Cash Dividend
                    $1.58 = The  agreed  to  averaged   U.S.
                            Dollar/British Pound Sterling exchange rate
                    $0.50  =  The agreed to value of a share  of
                              Common Stock giving effect to the
                              restricted  stock  nature  of  such
                              securities.
                    CS = Common Stock

          2b.          Interest shall be paid in shares of Common
Stock   calculated  pursuant  to  the  same  formula  set   forth
immediately above.

          3. The parties hereto agree that the number of shares of Common Stock with respect to the June 1995 dividend payment to be issued shall be determined by formula described as:

                    PS x 2.25 pounds sterling = CD (pounds sterling) CD (pounds sterling) x $1.6418 = $CD
                    $CD/$0.7563 = CS

                    PS  = Number of shares of Series A Preferred
                          Stock held
                    Sterling symbol = British Pounds Sterling
                    2.25 pounds sterling UK = Declared dividend rate $ = U.S. Dollars
                    CD = Cash Dividend
                    $1.6418  =  The  U.S.  Dollar/British  Pound
                                Sterling exchange rate as reported on
                                June 22, 1995
                    $0.7563 = The agreed share price; that being
                              the 20 day closing price ending
                              June 22, 1995, of XCL Common Stock as
                              traded on the American Stock
                              Exchange.
                    CS = Common Stock

           4. The Beneficial Owners represent that they are "Accredited Investors" as that term is defined in the relevant section of the United States Securities laws and acknowledge that the Company is relying on such representation.

           5. The Beneficial Owners acknowledge that the shares of Common Stock to be issued are "restricted securities" as that term is defined in the relevant section of the U.S.
Securities laws.

           6. Notwithstanding any other provisions in this agreement XCL agrees to take any and all actions necessary or required to timely file with the U.S. Securities and Exchange Commission ("SEC") an appropriate registration statement to register all shares of Common Stock issued by XCL pursuant to the terms of this agreement.

           7. XCL further undertakes to deliver such additional shares of Common Stock, if any, so that the value of consideration paid to the Beneficial Owners on that day when the registration statement referred to in paragraph 6 above is declared effective by the SEC is equal to the dollar amount of the dividend payment as if paid in cash on each of the dividend payment dates. The price of the XCL Common Stock for determining this value shall be the closing price on the American Stock Exchange on such effective date.

           8. Should any such value deficiency exist requiring additional shares of Common Stock to be issued, such shares shall be issued as "restricted stock" with an agreed to mutually acceptable value and XCL shall not be required to register  the  same  other than in connection  with  any  further
registration   statement,  which  it  in  its  sole   discretion,
determines to file.

            9.            The  above  terms  reflect  the  entire
understanding between the parties.

           10. This agreement shall be governed and construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                                                              XCL
LTD.



By:______________________________

David A. Melman

Executive Vice President



__________________________, As Investment

Managers for the Beneficial Owners



By:______________________________

Title:_____________________________